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                                               EXHIBIT 5

                       Brega & Winters P.C.  Attorneys at Law
               One Norwest Center, 1700 Lincoln Street, Suite 2222
                             Denver, Colorado 80202
                                  (303) 866-9400
                               FAX:  (303) 861-9109


                                     September 6, 1996



   Rentech, Inc.
   1331 17th Street, Suite 720
   Denver, Colorado 80202

        Re:  Registration Statement on Form S-3

   Gentlemen:

        This firm has represented Rentech, Inc., a Colorado corporation (the "Company") in connection with its proposed offering by selling shareholders of approximately 10,045,396 Shares of Common Stock, $.01 par value (the "Shares"), pursuant to a Registration Statement on Form S-3. In connection with such representation, we have reviewed the Company's articles of incorporation, bylaws, minute books and the applicable laws of the State of Colorado.

        Based on such review, we are of the opinion that the shares issued to the selling shareholders identified in the registration statement are fully paid and non-assessable.

        We hereby consent to the reference to our firm under the heading "LEGAL OPINIONS" in the Registration Statement on Form S-3 and the related Prospectus and to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   (Signature)

                                   BREGA & WINTERS P.C.